Ex. T3A.55
C-100 Rev. 7/92
New Jersey Division of Revenue
Commercial Recording
Certificate of Incorporation, Profit
(Title 14A:2-7 New Jersey Business Corporation Act
For Use by Domestic Profit Corporations)

This is to Certify that, there is hereby organized a corporation under and by virtue of the above noted statute of the New Jersey Statutes.
1.	Name of Corporation: Uno of New Jersey, Inc.
2.	The purpose for which the corporation is organized is (are) to engage in any activity within the purposes for which corporation may be organized under NJSA 14A 1-1 et seq:

To own and operate restaurants.

3.	Registered Agent:	THE CORPORATION TRUST COMPANY
4.	Registered Office:	820 Bear Tavern Road
                    West Trenton NJ 08628

5.	The aggregate number of shares which the corporation shall have authority to issue is: 100, no par

6.	If applicable, set forth the designation of each class and series of shares, the number in each, and a statement of the relative rights, preferences and limitations.

7.
If applicable, set forth a statement of any authority vested in the board to divide the shares into classes or series or both and to determine or change their designation number, relative rights, preferences and limitations.

8.	The first Board of Directors shall consist of two Directors (minimum of one).

Name	Street Address	City	State	Zip

Aaron D. Spencer	100 Charles Park Road, West Roxbury, MA 02132

Craig S. Miller	100 Charles Park Road, West Roxbury, MA 02132

9.	Name and Address of Incorporator(s)

Name	Street Address	City	State	Zip

Lauren Kreatz	101 Federal Street, Suite 300, Boston, MA 02110

10.	The duration of the corporation is: perpetual.
11.	Other provisions:

12.	Effective Date (Not to exceed 90 days from date of filing):

In Witness whereof, each individual incorporator being over eighteen years of age has signed this certificate, or if the Incorporator is a corporation has caused this Certificate to be signed by it duly authorized officers this 27 day of Sept. 2000

Signature:	/s/ Lauren Kreatz	Signature:

Signature:		Signature:	0100829976